Exhibit 99.1

           SJW CORP. (NYSE:SJW) ANNOUNCES 2008 ANNUAL AND FOURTH QUARTER
                               FINANCIAL RESULTS

     SAN JOSE, CA, February 25, 2009 - SJW Corp. (NYSE:SJW) today reported operating revenue for the year ended December 31, 2008 of $220.3 million versus $206.6 million for the year ended December 31, 2007, an increase of $13.7 million. The increase in revenue was primarily attributable to cumulative rate increases.

     Net income was $21.4 million for the year ended December 31, 2008, compared to $19.3 million for the year ended December 31, 2007. Diluted earnings per common share for the year ended December 31, 2008 were $1.15, compared to $1.04 per share in 2007.

     Water production costs for the year ended December 31, 2008 were $90.2 million versus $86.3 million in 2007, an increase of $3.9 million. Higher per-unit costs for purchased water and groundwater extraction charges contributed $6.0 million to the increase. These higher costs were significantly offset by $2.1 million in lower spending on purchased water due to increased surface water supply in 2008 compared to 2007.

     Non-water production costs for the year ended December 31, 2008 were $84.0 million versus $78.0 million for 2007, an increase of $6.0 million. This increase was attributable to increases in 2008 of $1.5 million in maintenance expenses, $1.5 million in other operating expenses, $1.4 million in administrative and general expenses, $1.2 million in depreciation and amortization and $486,000 in taxes other than income tax expense. Income tax expense increased $649,000 for the year ended December 31, 2008 to $13.2 million from $12.5 million for the year ended December 31, 2007 as a result of higher pre-tax income. Total operating expense for the year ended December 31, 2008 was $187.5 million, compared to total operating expense of $176.9 million in 2007.

Fourth Quarter Financial Results
--------------------------------

     Operating revenue for the fourth quarter ended December 31, 2008 was $49.5 million versus $47.6 million for the same period in 2007, an increase of $1.9 million. The increase was attributable to $3.5 million in cumulative rate increases, partially offset by $1.6 million in lower customer usage.

     Net income was $4.2 million for the fourth quarter ended December 31,
2008, compared to $3.8 million for the same period in 2007.   Diluted
earnings per common share were $0.23 for the quarter ended December 31, 2008, compared to $0.20 per share for the same period in 2007.

     Water production costs for the fourth quarter of 2008 were $20.3 million versus $18.8 million for the same period in 2007, an increase of $1.5 million. Higher per-unit costs for purchased water and groundwater extraction charges contributed $1.4 million to the increase.

     Non-water production costs for the fourth quarter of 2008 were $21.5 million versus $20.1 million for the same period in 2007, an increase of $1.4 million. This was attributable to increases of $489,000 in additional maintenance expense, $361,000 of other operating expenses, $231,000 of taxes other than income tax expense and $304,000 of other combined expenses. Income tax expense decreased $543,000 for the fourth quarter in 2008 to $1.6 million from $2.1 million for the same period in 2007. Total operating expense for the quarter ended December 31, 2008, was $43.4 million compared to $41.1 million in the period ended December 31, 2007.

     Other comprehensive income of $6.1 million and $5.1 million, net of tax, for the full year and fourth quarter of 2008, respectively, was primarily due to changes in the market value of SJW Corp's investment in California Water Service Group.

     SJW Corp. management will discuss the annual and fourth quarter results in a webcast presentation available to interested parties from the Company's website, www.sjwater.com, at 10:00 A.M. Pacific Time on Thursday, February 26, 2009. The webcast will be accessible until May 5, 2009.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, SJWTX, Inc. and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and nearby communities. SJW Land Company owns and operates commercial buildings, has a majority interest in a real estate partnership, and has properties in the states of California, Florida, Connecticut, Texas, Arizona and Tennessee.








This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The results for a quarter are not indicative of results for a full year due to seasonality. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


                                        SJW CORP.
                         CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  AND COMPREHENSIVE INCOME
                                       (UNAUDITED)
                   (thousands of dollars, except share and per share data)

                                      THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                          DECEMBER 31             DECEMBER 31
                                        2008        2007        2008       2007
                                     -------------------------------------------
OPERATING REVENUE                   $ 49,529      47,602    $220,347    206,601

OPERATING EXPENSE:
  Operation:
    Purchased water                   10,729       9,223      48,291     48,596
    Power                              1,904       1,791       7,559      7,532
    Groundwater extraction charge      7,690       7,798      34,368     30,141
                                   ---------------------------------------------
    Total water production costs      20,323      18,812      90,218     86,269

    Administrative and general         5,879       5,704      23,688     22,334
    Other                              4,295       3,934      16,390     14,907
  Maintenance                          3,511       3,022      13,123     11,628
  Taxes other than income              1,799       1,568       6,793      6,307
  Depreciation and amortization        6,008       5,879      24,043     22,854
  Income taxes                         1,587       2,130      13,198     12,549
                                    --------------------------------------------
Total operating expense               43,402      41,049     187,453    176,848
                                    --------------------------------------------
OPERATING INCOME                       6,127       6,553      32,894     29,753
Sale of real estate investments, net of
  taxes of $567 in 2008                  832           -         832          -
Sale of utility property, net of taxes
  of $269 in 2008                        392           -         392          -
Interest on long-term debt and other  (3,143)     (2,769)    (12,657)   (10,430)
                                    --------------------------------------------
NET INCOME                          $  4,208       3,784    $ 21,461     19,323
                                    ============================================
Other comprehensive income
  (loss), net                       $  5,147        (954)   $  6,107     (2,201)
                                   ---------------------------------------------
COMPREHENSIVE INCOME                $  9,355       2,830    $ 27,568     17,122
                                   =============================================

Earnings per share
  -Basic                            $   0.23        0.21    $   1.17       1.05
  -Diluted                              0.23        0.20        1.15       1.04


Dividends per share                 $   0.16        0.15    $   0.65       0.60


Weighted average shares outstanding
  -Basic                          18,435,907  18,361,479  18,410,122  18,334,352
  -Diluted                        18,631,466  18,581,051  18,609,836  18,552,228





                                      SJW CORP.
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (UNAUDITED)
                                (thousands of dollars)

                                                      DECEMBER 31   DECEMBER 31
ASSETS                                                       2008          2007
                                                      -------------------------
UTILITY PLANT:
  Land                                                   $  8,134      $  5,695
  Depreciable plant and equipment                         855,427       778,277
  Construction in progress                                  7,142        24,298
  Intangible assets                                         8,040         8,040
                                                         ----------------------
      Total utility plant                                 878,743       816,310
Less accumulated depreciation and amortization            272,562       255,025
                                                         ----------------------
      Net utility plant                                   606,181       561,285
REAL ESTATE INVESTMENT:                                    88,000        88,029
Less accumulated depreciation and amortization              5,511         3,834
                                                         ----------------------
      Net real estate investment                           82,489        84,195
CURRENT ASSETS:
  Cash and equivalents                                      3,406         2,354
  Accounts receivable and accrued unbilled utility revenue 26,329        26,823
  Prepaid expenses and other                                2,226         2,414
                                                         ----------------------
      Total current assets                                 31,961        31,591
OTHER ASSETS:
  Investment in California Water Service Group             51,071        40,720
  Unamortized debt issuance and reacquisition costs         3,162         3,345
  Regulatory assets                                        73,778        44,712
  Other                                                     2,235         1,478
                                                         ----------------------
                                                          130,246        90,255
                                                         ----------------------
                                                         $850,877      $767,326
                                                         ======================
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
    Common stock                                         $  9,611      $  9,564
    Additional paid-in capital                             20,548        18,723
    Retained earnings                                     204,744       195,331
    Accumulated other comprehensive income                 19,423        13,316
                                                         ----------------------
        Total shareholders' equity                        254,326       236,934
    Long-term debt, less current portion                  216,613       216,312
                                                         ----------------------
        Total capitalization                              470,939       453,246
CURRENT LIABILITIES:
    Line of credit                                         18,400         5,000
    Current portion of long-term debt                         705           622
    Accrued groundwater extraction charge and
      purchased water                                       5,256         5,595
    Purchased power                                           563           514
    Accounts payable                                        5,758         9,268
    Accrued interest                                        4,567         4,522
    Other current liabilities                               8,074         7,433
                                                         ----------------------
        Total current liabilities                          43,323        32,954

DEFERRED INCOME TAXES AND CREDITS                          98,713        76,378
ADVANCES FOR CONSTRUCTION AND CONTRIBUTIONS
  IN AID OF CONSTRUCTION                                  188,869       175,167
POSTRETIREMENT BENEFIT PLANS                               42,331        23,357
OTHER NONCURRENT LIABILITIES                                6,702         6,224
                                                         ----------------------
                                                         $850,877      $767,326
                                                         ======================